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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K/A
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 7, 2002

                              B Y & C MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

        Florida                     000-31489                   65-0832987
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)

        6560 West Rodgers Circle
                Suite 14
          Boca Raton, FL                                           33487
 (Address of principle executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (770) 977-0944

Form 8-K: Dated: January 16, 2002
B Y & C MANAGEMENT, INC.
Commission File # 000-31489

Item 1 - Change In Control of Registrant

On January 7, 2002 Kenneth O. Lipscomb acquired the controlling interest in B Y & C Management, Inc. Mr. Lipscomb paid $300,000 in cash for 6,800,000 shares of the common stock and he owns approximately 92% of the outstanding shares of common stock. Mr. Lipscomb purchased his stock from three former members of the Board of Directors of the Company as follows:

4,000,000 shares from Robert A. Younker;
2,000,000 shares from Carol Jean Gehlke; and
  800,000 shares from Calvin K. Mees.

All three of these board members resigned on January 8, 2002.
(See Item 6 below).


      Common Stock

                                              Total Beneficial       Percentage of
      Beneficial Owner                        Ownership (*)          Common Stock
      ---------------------                   ----------------       -------------
      Security Ownership of Management
      Kenneth O. Lipscomb                         6,800,000		   92.6%
      Director & President0

      Total Directors and Officers
      as a whole                                  6,800,000                92.6%

      *    Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

Item 2 - Acquisition of Asset

On January 8, 2002, B Y & C Management, Inc. dba MediaBus Networks acquired the assets of iDVDBox through an Asset Purchase Agreement. The Asset Purchase Agreement is attached hereto as Exhibit 99.4, The Company acquired the following assets including the name iDVDBox:

(a) all rights of ownership in and to the iDVDBox Intellectual Property on a worldwide basis, including, but not limited to, all license rights in the Inprimis and other technology therein, and all source or object code relating thereto;

(b) all of the other intangible rights and property of Seller relating to iDVDBox or to the utilization of iDVDBox Intellectual Property, including, but not limited to, going concern value, goodwill, telephone, telecopy and e-mail addresses, websites, domain names, and listings;

(c) all data and records relating to iDVDBox, including, but not limited to, end-user and customer lists and records, all raw data, all data on client use and experience with iDVDBox, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, reports, correspondence and other similar documents and records, and copies of all personnel records of Key Personnel;

(d) all Tangible Personal Property, including, but not limited to, the equipment listed in Exhibit 99 hereto;

(e) all Governmental Authorizations relating to iDVDBox and all pending applications therefore or renewals thereof, in each case to the extent transferable to Buyer; and

(f) all insurance benefits, including rights and proceeds, arising from or relating to the Assets.

The Company agreed to issue the shareholders of iDVDBox an aggregate amount of 478,260 shares as in exchange and consideration for the assets listed.

Further, the Company has hired three key personnel of iDVDBox to continue the business of iDVDBox; Steve Cavayero, the former President and founder of iDVDBox, Richard Cavayero former Head of Operations for iDVDBox and Jerry Siah the former Head of Engineering for iDVDBox. The Employment Agreements of each is attached hereto as Exhibit 10.1, 10.2 and 10.3 respectively.

Steve Cavayero will serve as the Executive Vice President; Richard Cavayero as Vice President of Operations; and Jerry Siah as Vice President of Engineering, all in the new Consumer Appliance Division.

As part of the Asset Purchase Agreement, the Company agreed to issue an additional 478,262 shares to Steve Cavayero in exchange for and in full satisfaction of a $750,000 note payable to Steve Cavayero from iDVDBox.

Financial Statements pertaining to the asset acquisition from iDVDBox shall be filed within the next sixty (60) days.

Item 5 - Other Events

The Company is changing its name from B Y & C Management, Inc. to MediaBus Networks, Inc. The effective date of said name change is January 16, 2002.

The Company's Board of Directors has approved an 8.25 to 1 share split given as a dividend to all shareholders of record on January 8, 2002. The share dividend is scheduled to be effective on January 18, 2002.

Item 6 - Changes in Registrant's Board of Directors

On January 8, 2002, B Y & C Management, Inc. accepted the resignations of the current three (3) members of its Board of Directors; Carol Jean Gehlke, Calvin
K. Mees, and Robert A. Younker. Their resignation letters are attached hereto as Exhibits 17.1, 17.2 and 17.3.

Kenneth O. Lipscomb, the majority and controlling shareholder was appointed as the new interim member of Board of Directors to serve on the Company's Board of Directors until the next annual meeting of the shareholders. Mr. Lipscomb is also President of the Company.

Dated: January 16, 2002              /s/ Kenneth O. Lipscomb
                                     KENNETH O. LIPSCOMB, President